FDA Grants Pediatric Disease Designation for Mateon’s OT101 For treatment of diffuse intrinsic pontine glioma (DIPG), a difficult to treat form of childhood brain tumor

AGOURA HILLS, Calif., Sept. 23, 2019 (GLOBE NEWSWIRE) -- Mateon Therapeutics Inc. (OTCQB:MATN) announced today that the US Food and Drug Administration (FDA) granted Rare Pediatric Disease Designation for OT101/Trabedersen for the treatment of diffuse intrinsic pontine glioma (DIPG) as a drug for a “rare pediatric disease.”

“We are excited about this Rare Pediatric Disease designation for our lead anti-brain tumor drug candidate for pediatric DIPG patients who are in urgent need for therapeutic innovations,” said Dr. Vuong Trieu, Chief Executive Officer of Mateon. “We will continue to build on our pipeline of therapeutics for rare and orphan diseases, including cancers.”

Brainstem tumors comprise approximately 10-15 percent of all pediatric brain tumors and DIPG is the most common brainstem tumor and the second most common malignant brain tumor of childhood. DIPG, is an orphan disease with a low survival rate and no established or effective standard of care. Despite numerous clinical trials of chemotherapeutic agents, immuno-oncology drugs and specific targeted therapies, no significant progress has been made in the treatment of DIPG and the prognosis remains dismal, with a mean OS of 9–12 months from the time of diagnosis, a median survival time of approximately 10 months, and a two-year OS rate of less than 10 percent. Five-year survival is less than 3 percent, and many long-term survivors have evidence of moderate or severe cognitive impairment, likely as a consequence of radiation therapy. Chemotherapy does not have an established role in the management of patients with DIPG. Furthermore, there is no standard treatment for progressive DIPG after the failure of radiation therapy and no salvage regimen has been shown to extend survival. Therefore, there is an urgent need for therapeutic innovations for treatment of DIPG, as reflected by multiple treatment modalities being evaluated in early neuro-oncology clinical trials.

OT101, a first-in-class RNA therapeutic, is designed to abrogate the immunosuppressive actions of TGF-beta 2. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult high-grade glioma patients, including adults with GBM. Further development of OT-101 may offer renewed hope for salvage therapy of pediatric DIPG patients who have this rare and fatal disease.

The FDA grants rare pediatric disease designation for diseases with serious or life-threatening manifestations that primarily affect people aged from birth to 18 years, and that affect fewer than 200,000 people in the U.S. Under the FDA’s Rare Pediatric Disease Priority Review Voucher program, a sponsor who receives an approval of a new drug application or biologics license application for a product for the prevention or treatment of a rare pediatric disease may be eligible for a voucher, which can be redeemed to obtain priority review for any subsequent marketing application, and may be sold or transferred. In August 2019, AstraZeneca has reportedly paid approximately $95 million to buy a priority review voucher from Swedish Orphan Biovitrum (Sobi) (https://www.astrazeneca.com/media-centre/press-releases/2019/astrazeneca-agrees-to-buy-us-fda-priority-review-voucher-from-sobi-22082019.html). Likewise, Biohaven Pharmaceutical Holding Company Ltd. reportedly paid approximately $105 million for a priority review voucher in March 2019 (https://www.biohavenpharma.com/investors/news-events/press-releases/03-18-2019).

Dr. Fatih Uckun, the Chief Medical Officer of Mateon is scheduled to give both a talk and a poster presentation on the clinical safety and anti-brain tumor efficacy of OT101 at the 24th Annual Meeting of the Society for NeuroOncology in Phoenix, Arizona in November 2019.

“The durable objective responses achieved in adult patients with recurrent/refractory high-grade gliomas after treatment with our lead anti-TGF beta2 compound OT-101 contribute to our optimism that new treatment strategies leveraging OT101 may favorably change the therapeutic landscape for difficult-to-treat brain tumors with a very poor prognosis,” Dr. Uckun explained. “Our recent bioinformatics research has revealed that the TGF beta2 gene product, which is the molecular target for OT101, may serve as a target for immunotherapy in pediatric high-grade gliomas, especially DIPG. These in silico target validation data recently accepted for publication in a peer-reviewed medical journal extend the promising clinical data on the therapeutic activity of OT101 in adults and young adults and further demonstrate the potential of OT101 as a promising drug candidate in the treatment of pediatric DIPG, an orphan disease with a low survival rate and no established or effective standard of care.”

Last month, Mateon announced that it had entered into a definitive agreement for the potential acquisition of PointR Data, Inc. (PointR), a privately-held developer of high-performance cluster-computing technologies for artificial intelligence. The proposed transaction would create a publicly-traded AI driven immuno-oncology company.

“We are working toward integrating artificial intelligence and drug development capabilities under one roof to create a pipeline of therapeutics for the niche market of rare pediatric diseases often ignored by large pharma” said Saran Saund, PointR’s Chief Executive Officer.

“AI-based cognitive technologies have the potential to streamline our clinical development strategy for the portfolio drug candidates by amplifying our knowledge and understanding of the target pediatric cancers, their biology as well as structural and pharmacologic characteristics of the lead compounds”, said Dr. Fatih Uckun, MD, PhD, the Chief Medical Officer of Mateon. “Furthermore, the combined use of AI and the Blockchain technology supported by the PointR AI computing platform has a very high impact potential for a better cancer care and especially patient-tailored cancer treatments for pediatric and young adult cancer patient populations.”

About Mateon Therapeutics

Mateon Therapeutics Inc. (OTCQB:MATN) following its combination with Oncotelic, Inc. is an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. The founding team members of Oncotelic were responsible for the development of Celgene’s Abraxane as a chemotherapeutic agent for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has more than $1B in sales annually. The same team was also responsible for the development of Cynviloq, a next generation Abraxane, which was acquired by NantPharma for $1.3B. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients. For more information, please visit www.oncotelic.com and www.mateon.com.

The Chief Medical Officer of Mateon, Dr Fatih Uckun MD, PhD, is an internationally renowned KOL in pediatric cancer research and treatment. Dr. Uckun is an elected Member of the American Society for Clinical Investigation (ASCI), an honor society for physician-scientists, and an active member of several professional organizations. He received numerous awards for his work on monoclonal antibodies, recombinant cytokines and fusion proteins, radiation sensitizers, kinase inhibitors and targeted therapeutics for difficult-to-treat cancers, including the Stohlman Memorial Award of the Leukemia Society of America (now known as Leukemia and Lymphoma Society), the highest honor given to a Leukemia Society Clinical Scholar. Dr. Uckun completed his residency training in pediatrics, clinical fellowship training in Hematology/Oncology/Blood and Bone Marrow Stem Cell Transplantation as well as postdoctoral research training in immunology at the University of Minnesota. Dr. Uckun has more than 30 years of professional experience in developmental therapeutics with a special emphasis on targeted therapeutics/precision medicines and biopharmaceuticals against childhood cancer. Dr. Uckun worked as a Professor of Pediatrics, Therapeutic Radiology-Radiation Oncology, Pharmacology, as well as Director of the Biotherapy Institute at the University of Minnesota (1986-1997), where he became the first recipient of the highly prestigious Endowed Hughes Chair in Biotherapy, and as a Professor of Pediatrics and Head of Translational Research in Leukemia and Lymphoma of the Children’s Center for Cancer and Blood Diseases at the University of Southern California (2009-2015). From 2012-2015, Dr. Uckun served as chair of the Biotargeting Working Group and a Member of the Coordination and Governance Committee of the NCI Alliance for Nanotechnology in Cancer. Prior to joining Mateon, Dr. Uckun served as Head of Immuno-Oncology at Ares Pharmaceuticals and Executive Medical Director and Strategy Lead in Global Oncology and Hematology at Syneos Health. Prior to this, he was Vice President of Research and Clinical Development at Nantkwest, Chief Scientific Officer of Jupiter Research Institute and, before that, held senior-level scientific and research positions at Parker Hughes Institute and its cancer center, Paradigm Pharmaceuticals, and the Children’s Cancer Study Group, an NCI-funded cooperative clinical trials consortium that coordinated pediatric leukemia trials at 120 institutions in the US, Canada, Australia and Europe. As a Vice Chair of the New Agents Committee as well as Member of the Leukemia Steering Committee of the Children’s Cancer Study Group, Dr. Uckun has helped design and direct several Phase I-III studies in pediatric cancer patients.

About Mateon’s Lead Product Candidate, OT-101

OT-101, Mateon’s immuno-oncology drug candidate, is a first-in-class anti-TGF beta RNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME). Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG. OT101 is designed to abrogate the immunosuppressive actions of TGFB2. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult HGG patients, including young adults with Glioblastoma Multiforme (GBM) or Amyloidosis (AA).

OT101 has been granted orphan designation by the FDA under the Orphan Drug Act (ODA). ODA provides for granting special status to a drug to treat a rare disease or condition upon request of a drug company. Orphan designation qualifies the sponsor of the drug for various development incentives of the ODA, including tax credits for qualified clinical testing.

About PointR Data Inc.

PointR is a revenue generating stage AI company with a revolutionary cluster-computer platform for AI that crunches machine learning models at a fraction of the power and budget of mainstream computing. It provides for an AI computing platform for pharmaceutical and healthcare verticals including blockchain support for clinical and manufacturing where data integrity and security are of utmost importance. PointR is composed of a team of seasoned Silicon Valley executives. PointR co-founder and CEO, Saran Saund has been founder, CEO and GM at several startups and public companies. He has returned significant value to shareholders in his startups. Chief technology officer and co-founder, Burcak Beser has been founder and CTO of several successful companies with over 144 patents during his career. Balaji Baktha, PointR chairman and co-founder is a seasoned technologist, business executive and with proven track record for over 25 years in Silicon Valley. He is limited partner at leading private equity and VC firms, actively investing in startups focused on AI, Cloud Computing and IOT. For additional information please see www.pointr.ai

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Contact Information:

For Mateon Therapeutics, Inc.:
Amit Shah
Email: ashah@oncotelic.com